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                                                                    EXHIBIT 3.15


                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           NORTH AMERICAN SALT COMPANY

                  The undersigned officers, Robert E. Fowler, Jr. and Rose Marie Williams, President and CEO, and Secretary, respectively of North American Salt Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1. Paragraph FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows:

               "FIRST: The name of the corporation is IMC Salt Inc."

2. This Certificate of Amendment was duly adopted by the sole director and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 1st day of May, 1998.

                                 NORTH AMERICAN SALT COMPANY


                                 By:
                                    --------------------------------------------
                                    Robert E. Fowler, Jr.



ATTEST:


----------------------------------
Rose Marie Williams
Secretary